Exhibit 10.4

LEASE AGREEMENT

dated as of October 1, 1999,
as Amended and Restated as of April 30, 2003

Among

GEOLEASE PARTNERS, L.P.
as Lessor,

GEOKINETICS INC.
as Lessee

and

THE GUARANTORS PARTY HERETO
as Guarantors

i

ii

Attachments to Lease Agreement

Appendix A	-	Definitions

Appendix	-	Advances
A-1

Schedules:

2.1	-	Equipment
5.2	-	Current Indebtedness
10.1	-	Other Liens
14.1	-	Insurance

Exhibits:
A	-	Certificate of Acceptance
B	-	Acknowledgment Agreement
C	-	Form of Joinder Agreement
D	-	Form of Opinion
E	-	Form of Perfection Certificate
F	-	Form of Landlord Lien Waiver
G	-	Form of Control Agreement

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is hereby amended and restated as of April 30, 2003 (the “Effective Date”), among GEOLEASE PARTNERS, L.P., a Delaware limited partnership (“Lessor”), GEOKINETICS INC., a Delaware corporation (“Lessee”), and the Subsidiary guarantors listed on the signature pages hereto (the “Guarantors” and together with Lessee, the “Obligors”).  This Lease is entered into with reference to that certain Lease Agreement, dated as of October 1, 1999, initially between Lessee and Input/Output, Inc., a Delaware corporation, as the same was amended pursuant to that certain Amendment No. 1, dated as of April 9, 2001, that certain Amendment No. 2, dated as of September 30, 2002, that certain Amendment No. 3, dated as of January 1, 2003, and that certain Amendment No. 4, dated as of January 24, 2003, between Lessor and Lessee (collectively, the “Old Equipment Lease”).

RECITALS

A.            The execution of this Lease is a part of contemporaneous debt restructuring, recapitalization, and private placement transactions (the “Restructuring”) among Lessor, Lessee, the holders of Lessee’s 13.5% Senior Secured Notes due 2003, the holders of Lessee’s 13.5% Senior Secured Notes due 2005, and certain existing and new investors, pursuant to the terms of that certain Securities Purchase and Exchange Agreement of even date herewith (the “Restructuring Agreement”).

B.            As part of the Restructuring, Lessor and Lessee are amending and restating this Lease to restructure Lessee’s obligations under the Old Equipment Lease.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Lessor and Lessee hereby agree as follows:

AGREEMENTS

SECTION 1.                Definitions.

Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Appendix A hereto for all purposes of this Lease.  All references in this Lease to Sections, Exhibits and Schedules shall refer to Sections of or Exhibits or Schedules attached to this Lease (as applicable) unless the context expressly provides otherwise.

SECTION 2.                Lease.

This Lease shall be effective from and after the Effective Date.  Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Units of Lease Equipment listed in Schedule 2.1.

SECTION 3.                Certain Costs.

Lessee agrees to pay when due the reasonable expenses (including reasonable legal fees and expenses) of Lessor incurred subsequent to the Original Effective Date in connection with any supplements, amendments, modifications, alterations, waivers or consents, lien searches and UCC and/or Landlord Lien Waiver filing fees of or with respect to this Lease that are requested by, or necessitated by action or inaction on the part of, Lessee or by any applicable law or regulation (other than laws or regulations solely relating to the business of Lessor) or entered into in connection with, or as a result of, a Lease Default or Lease Event of Default.

SECTION 4.                Conditions to Effectiveness.

The effectiveness of this amendment to and restatement of the Old Equipment Lease shall be subject to the satisfaction or waiver (in accordance with Section 25.8) of the following conditions prior to the Effective Date:

(a)           Lessor shall have received a favorable opinion from Chamberlain, Hrdlicka, White, Williams and Martin substantially in the form of Exhibit D and such opinions of local counsel to the Obligors as Lessor may reasonably request, each addressed to Lessor and dated as of the Effective Date;

(b)           Lessor shall have received such documents and certificates as Lessor or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Restructuring (including this amendment and transactions related hereto) and any other legal matters relating to the Obligors or the Restructuring, all in form and substance reasonably satisfactory to Lessor and its counsel;

(c)           Lessor shall have received certificates, dated the Effective Date and signed by the President, a Vice President or a financial officer of Lessee, confirming compliance with the conditions set forth in this Section 4;

(d)           Lessor shall have received the Back Rent, all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation, the Amendment Fee and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by Lessee hereunder or under any other document;

(e)           The Collateral and Guarantee Requirement shall have been satisfied and Lessor shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or financial officer of Lessee, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to Obligors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to Lessor that the Liens indicated by such financing statements (or similar documents) are permitted by Section 5.02(f) or have been released or will be released pursuant to UCC-3 financing statements or other release documentation.  The Other Collateral Agreements reasonably requested by Lessor shall also have been executed;

(f)            UCC financing statements naming Lessee as debtor and Lessor as secured party shall have been filed in all jurisdictions where it is necessary and desirable in the reasonable opinion of Lessor to so file so as to perfect and protect Lessor’s interest in the Lease Equipment;

(g)           Each condition precedent in favor of investors in the Restructuring Agreement shall have been met, the Restructuring Agreement shall have been validly executed and delivered, and the Restructuring shall have been, or substantially simultaneously with the Effective Date shall be, consummated in accordance with the Restructuring Agreement and applicable law;

(h)           The representations and warranties of Obligors set forth in the Lease shall be true and correct on and as of the Effective Date or the date of any amendment, renewal or extension of same, as applicable.

(i)            Prior to the Effective Date, the Old Equipment Lease shall remain in full force and effect.

SECTION 5.                Representations, Warranties and Covenants.

Section 5.1            Representations and Warranties.  Each of the Obligors represents and warrants to Lessor that:

(a)           It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under this Lease, has the corporate power and authority to carry on its business as then conducted and has the requisite power and authority to execute, deliver and perform its obligations under this Lease.

(b)           This Lease has been duly authorized by all necessary corporate action of the Obligor, and has been duly executed and delivered by the Obligor and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of the Obligor, enforceable against the Obligor in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

(c)           The execution, delivery and performance by the Obligor of this Lease and Schedule 2.1, and compliance by the Obligor with all of the provisions thereof, do not contravene any law or regulation, or any order of any court or Governmental Authority applicable to or binding on the Obligor or any of its properties, or contravene the provisions of, or constitute a default by the Obligor under, or result in the creation of any

Lien upon the property of the Obligor under its certificate of incorporation, by-laws or other organizational documents or any indenture, mortgage, contract or other agreement or instrument to which the Obligor is a party or by which the Obligor or any of its property is bound or affected.

(d)           There are no proceedings pending or, to the knowledge of the Obligor, threatened against the Obligor in any court or before any Governmental Authority or arbitration board or tribunal that individually or in the aggregate could reasonably be expected to materially and adversely affect the financial condition or business of Lessee and its Subsidiaries, taken as a whole, or impair the ability of Lessee to perform its obligations under this Lease or any Schedule, or that question the validity of this Lease or any Schedule or any action taken or to be taken pursuant thereto.  No Obligor is in default with respect to any order of any court or Governmental Authority or arbitration board or tribunal, the default under which would affect adversely the ability of Lessee to perform its obligations under this Lease and each Schedule.

(e)           Other than those received in connection with the Restructuring, no consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of any Obligor or any Governmental Authority is required in connection with the execution and delivery by Lessee of this Lease and each Schedule.

(f)            It has good title to, or valid leasehold interests in, all its real and personal property material to its business (including any mortgaged properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(g)           It owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and to Lessee’s knowledge the use thereof by any Obligor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

(h)           (i)  This Lease is effective to create in favor of Lessor, a legal, valid and enforceable security interest in the Collateral.  When financing statements in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate, the security interest created by Section 10 of this Lease shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Securities), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 5.02(f).  Additionally, this Lease is effective to create in favor of Lessor a legal, valid and enforceable security interest in the Securities.  When such Securities are delivered to Lessor and for so long as Lessor remains in possession of such Securities, the security interest created by this Lease shall constitute a perfected first priority security interest in all right, title and interest of Lessee thereunder in such Securities, in each case prior and superior in right to any other Person.

(ii) When the Lease (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in clause (i) above are appropriately filed, the security interest created by the Lease shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Obligor after the Effective Date), other than with respect to Liens permitted by Section 5.02(f).

(i)            Each Lease Equipment location identified on Schedule 2 to the Perfection Certificate is owned or leased by the entity identified thereon free and clear of any Liens for Indebtedness or leases subject to the Liens of the mortgagees and interest of the landlords identified on Schedule 2 to the Perfection Certificate.

(j)            No Tax Liens have been filed and no claims are being asserted with respect to any material Taxes, fees or other charges that could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under this Lease or any Schedule.

(k)           No Lease Default or Lease Event of Default has occurred and is continuing and to the knowledge of Lessee, no Event of Loss, or event with which the giving of notice and/or the passage of time would constitute an Event of Loss, has occurred.

(l)            Lessee is not an “investment company” or an “affiliated person” of an “investment company” within the meaning of the Investment Company Act of 1940.

(m)          None of the transactions contemplated by this Lease will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

(n)           Lessee is not in violation of any term of any charter instrument, by-law or in any material respect of any other material agreement or instrument to which it is a party or by which it may be bound.  Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair its ability to perform its obligations under this Lease or any Schedule, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

(o)           Lessee does not have any Subsidiaries other than those listed in the Perfection Certificate.

(p)           No broker’s or finder’s or placement fee or commission will be payable with respect to the transactions contemplated by this Lease or any Lease Schedule as a result of any action by Lessee, and Lessee agrees that it will hold Lessor harmless from any claim, demand or liability for any other broker’s or finder’s or placement fees or commission alleged to have been incurred as a result of any action by Lessee in connection with such transactions.

(q)           All representations and warranties of Lessee made in the Restructuring Agreements shall be true and correct.

(r)            Lessee is not subject to regulation as a “Holding Company,” an “Affiliate” of a “Holding Company,” or a “Subsidiary Company” of a “Holding Company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 5.2.             Covenants.

(a)           Information.  Lessee covenants and agrees with Lessor that it will furnish or cause to be furnished directly to Lessor each of the following:

(i)      Unless included in a Form 10-QSB delivered pursuant to Section 5(a)(iii) within the 45-day period specified in this clause (i) (or any extended period under Rule 12b-25 under the Securities Exchange Act of 1934), as soon as available and in any event within 45 days after the end of each quarterly period, except the last, of each fiscal year, the consolidated balance sheet of Lessee and its consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of Lessee and its consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, except that such statements may be without footnotes and subject to year end revision.

(ii)     Unless included in a Form 10-KSB delivered under Section 5(a)(iii) within the 90-day period specified in this clause (ii) (or any extended period under Rule 12b-25 under the Securities Exchange Act of 1934), as soon as available and in any event within 90 days after the last day of each fiscal year, a copy of Lessee’s audited financial statements covering the operations of Lessee and its consolidated Subsidiaries, including a consolidated balance sheet, and related consolidated statements of income and cash flows of Lessee and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent certified public accountants selected by Lessee.

(iii)    As soon as available, one copy of each Annual Report on Form 10-KSB (or any successor form) and Quarterly Report on Form 10-QSB (or any successor form) filed by Lessee with the Securities and Exchange Commission or any successor agency.

(iv)    Within the time period prescribed in Sections 5(a)(i) and (ii), a certificate, signed by the treasurer or principal financial officer of Lessee, (w) stating that the signer has reviewed the activities of Lessee during the immediately preceding fiscal quarter and/or year (as applicable) and that the signer is not aware of any Lease Default or Event of Loss in compliance by Lessee with any of the covenants, terms and provisions of this Lease (except as specified), and if a default shall exist, specifying such default and the nature and status thereof, (x) identifying any parcels of real property or improvements thereto with a value exceeding $350,000 that have been acquired by Lessee since the end of the previous fiscal year, (y) identifying any changes of the type described in Section 5(c) that have not been previously reported by Lessee and (z) identifying any Intellectual Property with respect to which a notice is required to be delivered and has not been previously delivered.

(v)     Promptly, all material reports or statements that Lessee may make to, or file with, the Securities and Exchange Commission or any successor thereto (excluding such reports or statements that are treated as confidential and not available to the public, in accordance with applicable law, by the Securities and Exchange Commission, for so long as such confidentiality shall be maintained).

(vi)    Within 30 days after the end of each calendar month the consolidated balance sheet of Lessee and its consolidated Subsidiaries as of the end of such month and the related consolidated statements of operations and retained earnings/stockholders deficiency and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in form and substance reasonably satisfactory to Lessor.

(vii)   Promptly after the receipt thereof by Lessee or any of its Subsidiaries, a copy of any final “management letter” received by any of them from its certified public accountants and the management’s responses thereto.

(viii)  No later than 45 days following the commencement of the first day of each fiscal year of Lessee, a budget in form consistent with past practices and reasonably satisfactory to Lessor, prepared by Lessee for each of the twelve months of such fiscal year prepared in detail.

(b)     Lessee will furnish to Lessor prompt written notice of the following:

(i)      the occurrence of any Lease Default or Event of Loss;

(ii)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Lessee and the Guarantors that, if adversely determined, could reasonably be expected to result in a material adverse effect; and

(iii)    any other development that results in, or could reasonably be expected to result in, a material adverse effect.

Each notice delivered under this Section 5(b) shall be accompanied by a statement of a financial officer or other executive officer of Lessee setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto and the location of the Lease Equipment as of such date.

(c)     Lessee will furnish to Lessor prompt written notice of any change:

(i)      in any Obligor’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties;

(ii)     in the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),

(iii)    in any Obligor’s identity or structure; or

(iv)    in any Obligor’s Federal Taxpayer Identification Number.  Lessee agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to Lessor, together with all applicable information to enable Lessor to make all filings under the UCC or otherwise that are required in order for Lessor to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(d)     If any additional Subsidiary of Lessee is formed or acquired after the Effective Date, Lessee will, within five Business Days after such Subsidiary is formed or acquired, notify Lessor and, within five Business Days after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in or Securities of such Subsidiary owned by or on behalf of any Obligor.

(e)     (i)  Each of the Obligors will, and will cause each new Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any applicable law, or which Lessor may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of Lessee.  Lessee also agrees to provide to Lessor, from time to time upon request, evidence reasonably satisfactory to Lessor as to the perfection and priority of the Liens created or intended to be created by this Lease.

(ii)     If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $350,000 or more in the aggregate are acquired by Lessee or any Obligor after the Effective Date or through the acquisition of a Subsidiary, Lessee will notify Lessor thereof and, if reasonably requested by Lessor, Lessee will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary to take, such actions as shall be necessary or reasonably requested by Lessor to grant and perfect such Liens, including actions described in paragraph (e)(i) of this Section, all at the expense of Lessee.

(f)      Lessee will not, and will not cause or permit any of the Guarantors to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Lessee or any of the Guarantors, whether owned on the Effective Date or acquired after the Effective Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, in each case other than Permitted Liens, except that Lessee and the Guarantors may incur Liens on property or assets that are not Collateral (other than the Lease Equipment) if (i) in the case of any such Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Lease, the Lease is secured by a Lien on such property or assets that is senior in priority to such Liens and (ii) in the case of all other such Liens, the Lease is equally and ratably secured.  In the event that the Lien the existence of which gives rise to a Lien securing the Lease pursuant to the foregoing exception ceases to exist, the Lien securing the Lease required by the foregoing exception shall automatically be released and Lessor shall execute appropriate documentation as requested by Lessee.

(g)     Until satisfaction of Lessee’s Obligations under this Lease, Lessee shall not create, incur or assume any Indebtedness, other than the following (such items collectively being the “Permitted Indebtedness”):  (i) Lessee’s Obligations under this Lease, (ii) Lessee’s aggregate borrowings outstanding on the date hereof and disclosed to Lessor on Schedule 5.2 attached hereto, (iii) additional borrowings under a bank line of credit (or similar facility) in a commitment amount not to exceed $2,000,000 and secured by the assets of Lessee and/or its Subsidiaries, and (iv) additional purchase money Indebtedness or capital lease obligations (whether or not secured) in an amount outstanding at any one time not to exceed $500,000 in the aggregate (the “Permitted Additional Obligations”).  Lessor hereby consents to Lessee incurring the Permitted Indebtedness, and will provide notices, certifications and additional agreements, undertakings or other assurances, and take such action, as Lessee reasonably requests to confirm Lessor’s consent to the Permitted Indebtedness and to facilitate Lessee’s granting any security for the Permitted Indebtedness in favor of third parties, including subordination of Lessor’s Liens granted hereunder and termination of any deposit account control agreements in respect of the Collateral in order to facilitate the incurring of the Permitted Indebtedness by Lessee.

SECTION 6.                Term and Rent; Restructured Obligations.

Section 6.1            Lease Term.  The Basic Term of the Lease and the Units covered thereby (the “Basic Term”) shall commence as of the Basic Term Commencement Date and, subject to earlier termination pursuant to other provisions of this Lease, shall expire at 11:59 P.M. (Texas time) on the Basic Term Expiration Date.

Section 6.2            Basic Rent.  Pursuant to the terms of the Restructuring, Lessee hereby agrees to pay Lessor $62,400 per month as basic rent (the “Basic Rent”) for the period beginning April 1, 2002 until the later of the Basic Term Expiration Date or return of all of the Lease Equipment to Lessor pursuant to Section 9.  Each monthly payment is due on the first day of each calendar month.  In addition to, and by no way in limitation of, any other Liens granted to Lessor, Lessee hereby grants Lessor a security interest in any advanced payments of rent to secure any and all obligations due hereunder, including but not limited to, any sums owed to Lessor resulting from any breach of Lessee’s obligations hereunder.  Notwithstanding the foregoing, in the event that Lessee fails to make timely payment of Basic Rent, such amounts shall become Supplemental Rent as provided in Section 6.2 and all such accrued and unpaid Rent shall become due and payable no later than the Basic Term Expiration Date.

Section 6.3            Supplemental Rent.  Lessee also agrees to pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto.  Lessee will also pay, as Supplemental Rent, but without duplication, to the extent permitted by applicable law, a late fee calculated at the Late Rate on (x) any part of any installment of Basic Rent not paid when initially due for any period for which the same shall be overdue on the earlier of the Basic Term Expiration Date or upon the occurrence of a Lease Event of Default which shall not have been cured or waived, (y) the Prior Accrued Balance if not paid on the earlier of the Basic Term Expiration Date or upon the occurrence of a Lease Event of Default which shall not have been cured or waived, and (z) any other payment of Supplemental Rent not paid when due or ten days after demanded, as the case may be, for the period from such date or ten days after demanded, as the case may be, until the same shall be paid, on demand.

Section 6.4            Manner of Payments.  All Rent (other than Supplemental Rent payable to Persons other than Lessor, which shall be payable to such other Persons in accordance with written instructions furnished to Lessee by such Persons) and the Prior Accrued Balance and interest thereon shall be paid by Lessee to Lessor at such address or account in the United States as may be designated in writing by Lessor to Lessee from time to time.  All Rent shall be paid by Lessee in funds consisting of lawful currency of the United States of America, which shall be immediately available to the recipient not later than 12:00 noon (Houston, Texas time) on the date of such payment.

Section 6.5            Sales Tax.  Whether or not Lessee pays Basic Rent in cash, Lessee shall remit to Lessor, in the manner set forth in Section 6.4 above, in the lawful currency of the United States of America, all sales and other similar taxes applicable to any Rent payments hereunder pursuant to Texas Tax Code Section 151.051 and Section 151.052.

Section 6.6            Restructuring of Old Equipment Lease.  As of the Effective Date, all Rent previously accrued or deferred pursuant to the Old Equipment Lease shall be adjusted and payable as follows:

(a)           the accrued lease balance owed by Lessee under the Old Equipment Lease as of April 30, 2002 is hereby reduced from $6,672,530 to (i) a principal amount of $3,700,000 (the “Prior Accrued Balance”), plus (ii) simple interest at 6% per annum accruing on the Prior Accrued Balance beginning on  April 30, 2002, plus (iii) 5,317,803, representing 28% of shares of Common Stock, plus (iv) the Residual Amount, plus (v) an amount in cash equal to $62,400 (inclusive of any applicable taxes) for each calendar month (or portion thereof) from April 1, 2002 through the Effective Date;

(b)           the $1,900,000 Deferred Rent obligation (as defined and provided in the Old Equipment Lease) owed under the Old Equipment Lease is hereby terminated in all respects; and

(c)           (i) on the Basic Term Expiration Date, Lessee shall pay Lessor the Prior Accrued Balance, plus accrued but unpaid simple interest of 6% per annum from the April 30, 2002, and (ii) on or prior to the Effective Date Lessee shall issue or otherwise pay to Lessor (x) 5,317,803, representing 28% of shares of Common Stock, (y) the Residual Amount and (z) an amount equal to $62,400 (inclusive of any applicable taxes) for each calendar month (or portion thereof) from April 1, 2002 through the Effective Date in satisfaction of the Basic Rent accrued under the Old Equipment Lease and owed by Lessee through the Effective Date (the Common Stock and cash referred to in clause (ii) in this subsection (c), the “Back Rent”).

Section 6.7            Amendment Fee.  On or prior to the Effective Date, Lessee shall pay Lessor, the Amendment Fee in a manner consistent with Section 6.4.

SECTION 7.                Ownership and Marking of Equipment; Personal Property.

Section 7.1            Retention of Title.  Lessor shall and hereby does retain full legal title to and beneficial ownership of the Units notwithstanding the delivery to and possession and use of the Units by Lessee hereunder or any sublessee under any sublease permitted hereby.

Section 7.2            Insignia.  At Lessor’s request, Lessee shall cause labels, plates or similar items to be attached to the Units reflecting Lessor as the owner of the Units.  Lessee may cause the Units to be lettered with the names or initials or other insignia customarily used by Lessee or any permitted sublessees or any of their respective Affiliates for convenience of identification of the right of Lessee to use the Units hereunder or any permitted sublessee to use the Units pursuant to a sublease permitted hereby; provided such lettering shall in no manner conflict with the labeling performed pursuant to the preceding sentence.

Section 7.3            Personal Property.  Lessee covenants that each Unit shall remain personal property regardless or whether it becomes affixed or attached to or incorporated into real property or any improvement thereof.  Lessee shall not permit any Unit to become so related to any particular real estate or improvement or to be installed in or affixed to other goods so as to become part of such real property or improvement or (unless such goods are also Units covered by the same Lease) an accession to such other goods.  Lessee agrees to execute all such agreements and other documents and to obtain the execution thereof by such other persons as Lessor may request, in recordable form, by all parties having an interest in any real property to which any Unit is related, with respect to the identity of such Unit as personal property, and the disclaimer of any interest in such Unit by such other persons.  Lessee consents to the recordation of all such agreements and documents.

SECTION 8.                Disclaimer of Warranties.

Without waiving any claim Lessee may have against any seller, supplier, manufacturer or any other Person other than Lessor or its Affiliates, LESSEE ACKNOWLEDGES AND

AGREES THAT (i) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT EACH UNIT IS SUITABLE FOR ITS PURPOSES AND LESSEE HAS ACCEPTED EACH UNIT, (iii) LESSEE HAS INSPECTED THE UNITS PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE, (iv) EACH UNIT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED, AND (v) LESSOR LEASES AND LESSEE TAKES EACH UNIT “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS”, IN WHATEVER CONDITION IT MAY BE, AND LESSEE ACKNOWLEDGES THAT LESSOR DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE, AND LESSOR EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE, OF THE UNITS, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO AND LESSOR EXPRESSLY DISCLAIMS SELECTION OF THE UNITS; except that Lessor represents and warrants that Lessor shall have received whatever title to the Units as was conveyed to Lessor.  Lessor hereby appoints and constitutes Lessee its agent and attorney-in-fact during the Basic Term to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever claims and rights Lessor may have as owner of the Units against the manufacturers or any prior owner thereof; provided, if at any time a Lease Event of Default shall have occurred and be continuing, at Lessor’s option, such power of attorney shall terminate, and Lessor may assert and enforce, at Lessee’s sole cost and expense, such claims and rights.  Lessor shall have no responsibility or liability to Lessee or any other Person with respect to any of the following:  (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Unit, or by any operation thereof, whether or not permitted by the terms hereof, or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith including but not limited to alleged defects in the design or construction of any Unit; (ii) the use, operation or performance of any Unit or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Unit.  Lessee’s delivery of a Schedule hereto shall be conclusive evidence as between Lessee and Lessor that all Units described therein are in all the foregoing respects satisfactory to Lessee.

SECTION 9.                Return of Equipment.

Section 9.1            Return of Equipment.  (a)  If Lessee elects not to deliver the notice contemplated by Section 24.1 of its irrevocable election of the purchase option in Section 24.2, Lessee shall deliver to Lessor a notice of its intention to return the Units upon the Basic Term Expiration Date, such notice to be furnished not less than 90 days prior to the Basic Term

Expiration Date.  Upon the expiration of the lease created by the applicable Lease Schedule or earlier termination of such lease (other than when such Unit is being replaced or sold pursuant to the terms hereof) with respect to a Unit, Lessee, at its own risk and expense, will comply with the dismantling, storage, return, transport and other obligations set forth in this Section 9.1.  Concurrently with each delivery of a Unit to Lessor hereunder, upon request of Lessor, Lessee will deliver to Lessor all records, if any, in its possession relating to the repair and maintenance history of such Unit, including, without limitation, all logs, schedules and computer data relating to such history of the type maintained in the ordinary course of business of Lessee with respect to Units owned or leased by Lessee.

(b)           Upon the Basic Term Expiration Date with respect to such Unit and compliance with the terms hereof (including Section 9.2), the obligation to pay Basic Rent and all other Rent for such Unit (except for any Rent obligations which have otherwise accrued but not been paid as of the date of the expiration of the Basic Term) shall terminate and any accrued and unpaid Obligations shall become immediately due and payable.

(c)           Upon the return of any Unit, Lessee shall, at its own cost and expense, have taken all necessary action to assure that such Unit shall be in the condition required by this Section 9.1 and Section 9.2.  If Lessor or its agent shall inspect any Unit pursuant to this Section and shall reasonably determine that such Unit is not in the condition required by this Section 9.1 or Section 9.2, Lessee, at no cost to Lessor, shall within 90 days thereafter make such repairs and perform such work as shall be necessary to place such Units in the condition required by this Section 9.1 and Section 9.2 to Lessor’s reasonable satisfaction, failing which Lessor may make such repairs and perform such work at Lessee’s expense.

(d)           As to each Unit to be returned by Lessee hereunder, at Lessor’s request Lessee shall:  (i) detach such Unit from a facility or improvements (if any) to which such Unit may be attached, (ii) disassemble such Unit to the extent necessary to transport the Unit via truck or another mode of transportation selected by Lessor, (iii) repair any damage to the Unit occurring during such detachment or disassembly activities per subparagraph (c) above, and (iv) cause the Unit to be shipped to a facility located at Eleven Madison Avenue, New York, New York 10010, and to be insured for no less than its full replacement value during such transport (with Lessor to be the named insured under such insurance).

(e)           The obligations of Lessee pursuant to Section 9.1 and Section 9.2 shall be at the expense and risk of Lessee.

Section 9.2            Condition of Units.  Each Unit when returned to Lessor shall be (except for additions, modifications and improvements which Lessee is entitled or required to make in accordance with the terms of this Lease) in the condition in which such Unit is required to be maintained pursuant to Section 11.1; provided, each Unit when returned to Lessor pursuant to Section 9.1 shall in all events:

(i)                                     have attached or affixed thereto all parts to which Lessor has title hereunder; provided, as to any such parts that are required to be removed during the removal of such Unit, such parts may not be reattached but shall be required to be boxed or crated and kept with such Unit;

(ii)                                  be free and clear of all Liens except the Liens created by this Lease and Lessor Liens; and

(iii)                               be free of any marks or insignia which infringe the proprietary rights of third parties.

SECTION 10.             Security Interest; Guarantees.

Section 10.1         Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of the Obligations, Obligor does hereby collaterally assign and transfer unto Lessor, a continuing security interest of first priority (subject to Permitted Liens) in, all of the right, title and interest of such Obligor in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(i)                      all Equipment (other than the Lease Equipment);

(ii)                     all Inventory;

(iii)                    all Contracts, together with all Contract Rights thereunder;

(iv)                    all Instruments;

(v)                     all General Intangibles;

(vi)                    all Accounts;

(vii)                   all Insurance Policies;

(viii)                  all Intellectual Property;

(ix)                     all Chattel Paper;

(x)                      all Investment Property and Financial Assets;

(xi)                     all Deposit Accounts;

(xii)                    all Letter-of-Credit Rights;

(xiii)                   all Goods;

(xiv)                  all Commercial Tort Claims, including, without limitation, each Specified Commercial Tort Claim;

(xv)                   all Documents;

(xvi)                  all Fixtures;

(xvii)                 all Supporting Obligations relating to any and all of the foregoing;

(xviii)                all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to any and all items of Collateral; and

(xix)                   to the extent not covered by clauses (i) through (xviii) of this sentence, all other personal property whether tangible or intangible wherever located; and

(xx)                    all Proceeds of any and all of the foregoing.

(b)           The security interests of Lessor under this Agreement extends to all Collateral of the kind which is the subject of this Lease which Lessee may acquire at any time during the continuation of this Lease.

(c)           The capitalized terms used in this Section 10.1 shall have the meanings given to them in the UCC.

Section 10.2         Pledge.  To secure the payment and performance when due of all of the Obligations, each Obligor (i) hereby grants to Lessor a continuing first priority security interest in and to all of the right, title and interest of such Obligor in, to and under the Collateral, (ii) hereby pledges and deposits with Lessor the Securities owned by such Obligor on the date hereof, and delivers to Lessor certificates therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Obligor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to Lessor, (iii) hereby collaterally assigns, transfers, hypothecates and sets over to Lessor all of such Obligor’s right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities and the other Collateral), to be held by Lessor as collateral security for the Obligations, upon the terms and conditions set forth in this Lease and (iv) covenants not to issue any new Equity Interests to anyone other than another Obligor.

Section 10.3         Uncertificated Securities.  Notwithstanding anything to the contrary, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, each Obligor shall promptly (and in any event within ten Business Days) notify Lessor thereof, and shall promptly (and in any event within ten Business Days) take all actions reasonably required to perfect the security interest of Lessor under Applicable Law.  Each Obligor further agrees to take such actions as Lessor deems reasonably necessary or desirable to effect the foregoing (including, without limitation, causing the issuer of such uncertificated Securities to execute and deliver to Lessor an acknowledgment of the pledge of such Securities hereunder) and to permit Lessor to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to Lessor with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of Lessor.

Section 10.4         The Guaranty.  (a)  The Guarantors hereby jointly and severally guarantee each as a primary obligor and not as a surety to Lessor and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the bankruptcy code after any bankruptcy or insolvency petition under the bankruptcy code) on the Obligations, and all owing to Lessor by Lessee, under this Lease and by any of the Other Collateral Documents, and all Obligations of Lessee to Lessor, in each case strictly in accordance with the terms thereof.  The Guarantors hereby jointly and severally agree that if Lessee shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) or otherwise perform any of the Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)           Obligations Unconditional.  The obligations of the Guarantors under this Section 10.4 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Lessee under this Lease or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)      at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)     any of the acts mentioned in any of the provisions of this Lease or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be amended in any respect, or any right under this Lease or any Other Collateral Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)    any Lien granted to, or in favor of, Lessor as security for any of the Obligations shall fail to be perfected or shall fail to have the priority contemplated by the Lease and the Other Collateral Documents; or

(v)     the release of any other Guarantor.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lessor or Affiliate thereof exhaust any right, power or remedy or proceed against Lessee under this Lease or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Obligations and notice of or proof of reliance by any Lessor or Affiliate thereof upon this guarantee or acceptance of this guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Lessee and Lessor or Affiliate thereof shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee.  This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Obligations at any time or from time to time held by Lessor or Affiliate thereof, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Lessor or Affiliate thereof or any other Person at any time of any right or remedy against Lessee or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of Lessor, and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Obligations outstanding.

(c)           Reinstatement.  The obligations of the Guarantors under this Section 10.4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessor in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Guarantors jointly and severally agree that they will indemnify Lessor or Affiliate thereof on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lessor or Affiliate thereof in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Person.

(d)           Subrogation; Subordination.  Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 10.4, whether by subrogation or otherwise, against Lessee or any other Guarantor of any of the Obligations or any security for any of the Obligations.  The payment of any amounts due with respect to any Indebtedness of Lessee or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 10.4 is hereby subordinated to the prior indefeasible payment in full in cash of the Obligations.  Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such Indebtedness of Lessee to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Obligations collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Lessor and Affiliates thereof and be paid over to Lessor on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guarantee contained herein.

(e)           Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and Lessor, the obligations of Lessee under this Lease and the Other Collateral Documents may be declared to be forthwith due and payable as provided in Section 17.1 for purposes of Section 17.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Lessee and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Lessee) shall forthwith become due and payable by the Guarantors for purposes of Section 17.1.

(f)            Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Section 10.4 constitutes an instrument for the payment of money, and consents and agrees that Lessor, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

(g)           Continuing Guarantee.  The guarantee in this Section 10.4 is a continuing guarantee, and shall apply to all Obligations whenever arising.

(h)           General Limitation on Obligations.  In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.4 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.4, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, Lessor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11.             Maintenance and Operation; Compliance with Laws; Subleases.

Section 11.1         Maintenance and Operation.  Lessee shall pay or cause its permitted sublessees to pay all costs, expenses, fees and charges incurred in connection with the use and operation of each Unit.  Lessee shall at all times, at its or its sublessee’s own expense, maintain or cause to be maintained the Units or cause the Units to be maintained (i) in good operating and physical condition, ordinary wear and tear excepted, and (ii) as shall be necessary to maintain each Unit in compliance with Applicable Law.  The foregoing undertaking to maintain the Units shall apply regardless of the cause necessitating repair (whether foreseen or unforeseen) and regardless of whether Lessee has possession of the Units, and as between Lessor, on the one hand, and Lessee, on the other hand, all risk of damage to the Units is assumed by Lessee.  Lessee will acquire and maintain or cause to be maintained all permits, records, logs and other materials required by any Governmental Authority having jurisdiction over the Units required to be maintained in respect of any Unit, all as if Lessee were the owner of such Units, including without limitation all permits, records, logs and other materials necessary to authorize construction, operation, repair and modification of the Units.  Lessor shall have no responsibility for the maintenance and operation of the Units, and shall likewise have no responsibility to obtain permits or to maintain records required by any Governmental Authority for the acquisition, construction, operation, repair or modification of any Unit.

Section 11.2         Compliance with Laws, etc.  (a)  So long as no Lease Event of Default shall have occurred and be continuing, Lessee may use the Units in the regular course of its business in any manner which is in compliance with Applicable Law and is consistent with the purpose for which it was designed.  Lessee will not do or permit any act or thing which is contrary in any material respect to any Applicable Law.  Lessee shall cause to be obtained and maintained all permits of, and filings and registrations with, any Governmental Authority or other Person necessary for the performance by Lessee of its obligations hereunder or the acquisition, construction, modification, repair, use or operation of the Units.  Lessee shall also be responsible at its sole expense to purchase or obtain any emission reduction credits, emission allowances or offsets required under environmental law for the acquisition, construction, modification, repair, use or operation of the Units.

(b)           Lessee shall, at its own sole cost and expense, promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as Lessor shall from time to time reasonably request in a manner consistent with commercial practices at the time in order to preserve and maintain Lessor’s title to and interest in the Units in any applicable jurisdiction.

(c)           Lessee shall use reasonable precautions to prevent loss or damage to the Units and to prevent injury to third persons, in a manner consistent with Lessee’s customary practices with respect to its own property similar to the Units.  Lessee shall cooperate fully with the reasonable requests of Lessor in the investigation and defense of any claims or suits arising from the operation of the Units; provided nothing contained in this paragraph (c) shall be construed as imposing on Lessor any duty to investigate or defend any such claims or suits or as a waiver of any of Lessee’s rights and obligations with respect thereto.

(d)           Lessee shall keep according to its customary practice accurate and current records with respect to the Units.  To the extent Lessee now or hereafter maintains records with respect to state of repair with respect to any class of equipment or property included within the Units, Lessee shall also do so with respect to the Units.

(e)           Lessee shall not suffer to exist any judgment, decree or order of any court or other Governmental Authority (i) which has or is reasonably likely to have an adverse effect on any Unit or (ii) which is reasonably likely to interfere with the due and timely payment by Lessee of any sum payable or the exercise of any of its rights or the performance of any of its duties or responsibilities (including without limitation under this Section) under this Lease unless such judgment, decree or order is the subject of a Permitted Contest.  Lessee shall, on receipt of notice from Lessor to the effect that any such judgment, decree or order exists, promptly take such action as may be reasonably necessary to prevent or terminate such judgment, decree or order.

Section 11.3         Sublease.  (a)  Lessee shall not sublease the Units without the prior written consent of Lessor, which consent Lessor may grant or withhold in its discretion; provided no consent of Lessor shall be required with respect to a sublease to an Affiliate of Lessee.  No sublease shall relieve Lessee from any of its obligations hereunder.

(b)           So long as no Lease Event of Default has occurred and is continuing, Lessor will not take or authorize others to take any action contrary to the terms of any permitted sublease to deprive the sublessee thereunder of the right to peaceful, quiet and uninterrupted use and enjoyment of the Units so subleased without any interference, hindrance, ejection or molestation by or from Lessor.

SECTION 12.             Modifications and Replacements.

Section 12.1         Required Modifications.  If any Applicable Law requires that any Unit be altered or modified (a “Required Modification”), Lessee agrees that it shall, at no cost to Lessor, cause such Required Modification to be made unless such requirement is then the subject of a Permitted Contest by Lessee.  Title to any Required Modification shall immediately vest in Lessor.

Section 12.2         Optional Modifications.  Lessee at anytime may in its discretion and at its own cost and expense modify, alter or improve any Unit in a manner which is not required by Section 12.1 (a “Modification”); provided no Modification shall diminish the current value and estimated residual value, utility or remaining useful life of such Unit below the current value and estimated residual value, utility or remaining useful life thereof immediately prior to such Modification, other than in a de minimis manner, assuming such Unit was then in the condition required to be maintained by the terms of this Lease.  Title to any Non-Severable Modification shall be immediately vested in Lessor.  Title to any Severable Modification shall remain with Lessee unless it is a Required Modification, in which case title shall vest in Lessor pursuant to Section 12.1.  Title to any Severable Modification on any Unit not removed by Lessee shall pass to Lessor upon return of such Unit to Lessor.

Section 12.3         Removal of Property; Replacements.  Lessee may, in the ordinary course of maintenance or repair of any Unit, remove any item of property constituting a part of such Unit, and, unless the removal of such item is required by Section 12.1, Lessee shall replace such item as promptly as practicable with an item of property that is free and clear of all Liens (and Lessor Liens) and in as good operating condition as, and with a current value and estimated residual value, utility and useful life at least equal to, the current value, estimated residual value, utility and useful life as the item of property being replaced, assuming that such replaced item was in the condition required to be maintained by the terms of this Lease.  Any item of property removed from such Unit as provided in the preceding sentence shall remain the property of Lessor free and clear of all rights of Lessee until replaced in accordance with the terms of such sentence, but shall then, without further act, become the property of Lessee.  Any such replacement property shall, without further act, become the property of Lessor and be deemed part of such Unit for all purposes.

SECTION 13.             Loss, Destruction or Requisition.

Section 13.1         Event of Loss.  If any Units comprising a material portion of the Lease Equipment shall (a) suffer damage or contamination which, in Lessee’s reasonable judgment,

makes repair or modification uneconomic for commercial use, (b) suffer destruction, or shall suffer theft or, for a period exceeding three months, or if earlier, the expiration of the Lease, disappearance, (c) have title thereto taken or appropriated by any Governmental Authority under the power of eminent domain or otherwise, (d) suffer an actual or constructive total loss, (e) in the normal course of commerce, have been prohibited from being used for a continuous period in excess of three months or if earlier, the expiration of this Lease as a result of any rule, regulation, order promulgated, or any other action taken, by any United States Governmental Authority, or (f) be taken or requisitioned for use by any United States Governmental Authority under the power of eminent domain or otherwise, and such taking or requisition is for a period that exceeds 12 months or if earlier, the Basic Term Expiration Date (any such occurrence being hereinafter called an “Event of Loss”), Lessee, in accordance with the terms of Section 13.2, shall fully inform Lessor of such Event of Loss.

Section 13.2         Replacement upon Event of Loss.  On the Rent Payment Date immediately following the occurrence of an Event of Loss, Lessee shall convey or cause to be conveyed to Lessor a Replacement Unit to be leased to Lessee hereunder in place of the Unit, such Replacement Unit to be an identical Unit and free and clear of all Liens (other than Lessor Liens), and all terms of this Lease will apply to the Replacement Unit as would apply to the Unit had it not been replaced.

Section 13.3         Replacement of Unit.  For all purposes hereof, upon passage of title thereto to Lessor, each Replacement Unit shall be deemed part of the property pursuant to this Lease, and such Replacement Unit shall be deemed a “Unit” of Equipment as defined herein.  Upon such passage of title, Lessee will transfer to Lessor, without recourse or warranty (except as to Lessor Liens), all of Lessee’s right, title and interest in and to the replaced Unit (and shall execute and deliver to Lessor or its designee such bills of sale and other documents and instruments as Lessor may reasonably request to evidence such conveyance).  Lessor shall pay or cause to be paid all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Lessee in connection with any replacement pursuant to this Section 13.3.

Section 13.4         Eminent Domain.  If during the Basic Term the use of any Unit is requisitioned or taken by any Governmental Authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, all of Lessee’s obligations under this Lease, including, without limitation, Lessee’s obligation to pay all installments of Basic Rent, shall continue for the duration of such requisitioning or taking.  Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Authority as compensation for the requisitioning or taking of possession.

SECTION 14.             Insurance.

Section 14.1         Insurance Coverage.  At all times until the Units are returned to Lessor in accordance with the terms of this Lease, Lessee shall maintain, at no cost to Lessor, the insurance described on Schedule 14.1.

Section 14.2.           Certificates and Policies.

(a)           Certificate of Insurance.  Lessee shall, prior to the Original Effective Date, furnish Lessor with a certificate signed by the insurer or an independent insurance broker showing the insurance then maintained by Lessee pursuant to Section 14.1 and that all premiums thereon have been timely paid and any financing thereof is current, or other evidence of maintenance of the insurance required hereunder satisfactory to Lessor and, with respect to any renewal policy or policies, shall furnish certificates or binders evidencing such renewal as soon as practicable (and in any event no later than ten days prior to the stated expiration date of the policies then in effect).  Such certificate shall designate Lessee as the insured entity and Lessor as an additional insured entity and as a payee for any insurable loss.

(b)           Policy Provisions.  All insurance policies required to be maintained pursuant to Section 14.1 shall (and Lessee shall so request of each insurer) (i) provide that the interests of Lessor shall not be invalidated by any action or inaction by Lessee or any other Person (other than Lessor), (ii) insure Lessor regardless of any breach or violation by Lessee or any other Person (other than Lessor) of any warranties, declarations or conditions in such polices, (iii) provide that Lessor will be furnished with at least 30 days prior written notice of any cancellation prior to expiration of coverage, (iv) provide that such insurance is primary without any right of contribution form any other insurance carried by Lessor or any of its Affiliates and shall expressly provide that all provisions, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each such additional insured, (v) provide that the insurers waive any rights of setoff, recoupment, counterclaim, deduction, or subrogation against Lessor, and (vi) acknowledge that any obligation imposed on Lessee (including, without limitation, the liability to pay premiums, calls, commissions or assessments) shall be the sole obligation of Lessee and not the obligation of Lessor.

Section 14.3         Additional Insurance.  If Lessee shall fail to cause to be maintained the insurance as provided in Section 14.1, Lessor may at its option, upon ten days’ prior written notice to Lessee, acquire such insurance and, in such event, Lessee shall, upon demand from time to time, reimburse Lessor for the cost thereof together with interest from the date of payment thereof, on the amount of the cost to Lessor of such insurance which Lessee shall have failed to maintain, at the applicable Late Rate.  In addition, at any time Lessor may at its own expense carry insurance with respect to its interest in the Units.  Any insurance payments received from policies maintained by Lessor pursuant to the preceding sentence shall be retained by Lessor without reducing or otherwise affecting Lessee’s obligations hereunder.

SECTION 15.             Inspection.

Lessor shall have the right, but not the obligation, at its sole cost and expense, by its authorized representatives, to inspect any Units and Lessee’s maintenance records with respect to the Units.  No inspection pursuant to this Section 15 shall interfere with the use, operation or maintenance of the Units or the normal conduct of Lessee’s business.

SECTION 16.             Lease Events of Default.

The following events shall constitute Lease Events of Default hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and each such Lease Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

(a)           Subject to Section 6.2, Lessee shall fail to make any payment of Basic Rent to be paid by Lessee for any Units pursuant to this Lease within five days after the same shall have become due; or

(b)           Lessee shall fail to (i) make any payment of any Supplemental Rent (excluding Supplemental Rent covered by clause (a) preceding) to be paid by Lessee pursuant to this Lease after the same shall have become due and such failure shall continue unremedied for ten days after receipt by Lessee of the original demand therefor from Lessor, or (ii) pay the Prior Accrued Balance along with any accrued and unpaid interest thereon upon the Basic Term Expiration Date; or

(c)           any representation or warranty made by Lessee in this Lease is untrue or incorrect in any material respect as of the date of making thereof and such untruth or incorrectness shall be material and unremedied for a period of 30 days after receipt by Lessee of written notice thereof from Lessor; or

(d)           Lessee shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors; or

(e)           an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

(f)            Lessee shall fail to observe or perform in any material respect any other covenants or agreements to be observed or performed by Lessee under this Lease and such failure shall continue unremedied for 30 days after notice from Lessor to Lessee, specifying the failure and demanding the same to be remedied; or

(g)           Lessee has failed, after the expiration of any applicable notice or cure period or both, to make one or more payments due or has otherwise defaulted on any indebtedness for borrowed money, which failure or default relates to Indebtedness in aggregate principal amount (or a sum of payments) in excess of $500,000; or

(h)           a Change of Control of Lessee occurs; or

(i)            Lessee sells or disposes of all, or substantially all, of its assets; or

(j)            Lessee allows any Liens (other than Permitted Liens); or

(k)           except in connection with the Restructuring, Lessee makes any dividend payment to any common stockholder or repurchases or redeems any of its outstanding equity; or

(l)            any provision of Section 10 or the Collateral and Guarantee Requirement shall cease to be in full force and effect or any Guarantor shall disaffirm its obligation hereunder.

SECTION 17.             Remedies and Certain Covenants.

Section 17.1         Remedies.  Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease and each other Lease entered into pursuant to this Lease to be in default by a written notice to Lessee (except that this Lease and such other Leases shall, without any action on the part of Lessor, be automatically deemed to have been declared in default upon the occurrence of a Lease Event of Default described in Section 16(d) or (e)); and at any time thereafter, unless Lessee shall have remedied all outstanding Lease Events of Default prior to the commencement of the exercise by Lessor of any of its remedies hereunder, Lessor may do one or more of the following as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

(a)           proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

(b)           by notice in writing to Lessee, cancel this Lease, whereupon all rights of Lessee and any sublessee to the possession and use of the Units shall absolutely cease and terminate as though this Lease and such sublease had never been made, but Lessee shall remain liable as hereinafter provided; and thereupon, Lessor may demand that Lessee, and Lessee shall, upon written demand of Lessor and at no cost to Lessor, forthwith return physical possession of and/or all of Lessee’s rights to control all or any part of the Units in the manner and condition required by, and otherwise in accordance with all of the provisions in Section 9; or Lessor with or without notice or judicial process may by its agents enter upon the premises where any of the Units at the time may be located and take possession of and remove all or any of the Units, and Lessor may use and employ in connection with such removal any services, aids, equipment, trackage and other facilities as is reasonably required to remove such Units and thenceforth hold, possess and enjoy the same free from any right of Lessee to use such Units for any purpose whatever;

(c)           sell any Unit at public or private sale by such advertisement or publication, if any, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such sale or for the proceeds thereof;

(d)           hold, keep idle or lease to others any Unit as Lessor in its sole discretion may determine, free and clear of any rights of Lessee;

(e)           whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under clause (a), (b), (c) or (d) above with respect to any Unit, Lessor, by written notice to Lessee specifying a payment date, which shall be not earlier than ten days after the date of such notice, may declare the Basic Term Expiration Date to have occurred and demand that Lessee pay to Lessor, and Lessee shall pay or cause to be paid to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit attributable to the period after the payment date specified in such notice), all accrued and unpaid Obligations, including, without limitation, the Prior Accrued Balance, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice:  (i) an amount with respect to each such Unit which represents the excess of the present value, at the time of such payment date, of all rentals for such Unit which would otherwise have accrued hereunder from such payment date for the remainder of the Basic Term over the then present value of the then Fair Market Rental Value of such Unit (taking into account its actual condition) for such period, such present value to be computed in each case on a basis of a per annum discount at 12%, compounded on the same periodic basis that Basic Rent is due under this Lease from the respective dates upon which rentals would have been payable hereunder had this Lease not been terminated; or (ii) if Lessor shall not have sold such Unit pursuant to the exercise of its rights under clause (c) above with respect to such Unit, an amount equal to the present value, at the time of such payment date, of all rentals for such Unit which would otherwise have accrued hereunder from such payment date for the remainder of the Basic Term, such present value to be computed on a basis of a per annum discount at 12%, compounded on the same periodic basis that Basic Rent is due under this Lease from the respective dates upon which rentals would have been payable hereunder had this Lease not been terminated, plus the Fair Market Sales Value of such Unit (assuming it is in the condition required by this Lease) as of the payment date specified in such notice, and upon payment by Lessee pursuant to this clause (ii) and of all other amounts payable by Lessee under this Lease and under this Lease in respect of such Unit, Lessor shall transfer “as-is,” “where-is,” “with all faults,” without recourse or warranty except as to the absence of any Lessor Lien, all right, title and interest of Lessor in and to such Unit to Lessee or its designee, and Lessor shall execute and deliver such instruments or documents evidencing such transfer, including a bill of sale, as Lessee shall reasonably request, and the obligation of Lessee to pay Basic Rent for such Unit under the Lease shall cease and the Basic Term for such Unit shall end;

(f)            if Lessor shall have sold any Unit pursuant to paragraph (c) above, Lessor, in lieu of exercising its rights under paragraph (e) above with respect to such Unit, may, if it shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty, any accrued and unpaid Obligations for such Unit as of the date of such sale and, if that date is a Rent Payment Date, the Basic Rent due on that date, plus, the amount, if any, by which the sum of (i) all rentals for such Unit which would otherwise have accrued hereunder, and (ii) the Fair Market Sales Value of such Unit (assuming it is in the condition required by this Lease), both computed as of the Rent Payment Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date, then computed as of such Rent Payment Date, exceeds the net proceeds of such sale; and

(g)           Lessor may terminate the leasing of any or all Units under this Lease and/or declare the Basic Term Expiration Date to have occurred, or may exercise any other right or remedy that may be available to it under applicable law.

In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Obligations attributable to the period before the exercise of any of the foregoing remedies and for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor’s remedies with respect thereto, including without limitation the repayment in full of any costs and expenses necessary to be expended in repairing any Unit in order to cause it to be in compliance with all maintenance and regulatory standards imposed by this Lease.

Section 17.2         Cumulative Remedies.  The remedies expressly set forth in this Lease in favor of Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity.  Lessee hereby waives any mandatory requirements of law, now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law.  Lessee hereby waives any and all existing or future claims of any right to assert any offset or counterclaim against the Obligations due hereunder, and agrees to make the Obligations payments regardless of any offset or counterclaim or claim which may be asserted by Lessee on its behalf in connection with the lease of the Units.  To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Units in mitigation of Lessor’s damages as set forth in Section 17.1 or that may otherwise limit or modify any of Lessor’s rights and remedies provided in this Section 17.2.

Section 17.3         No Waiver.  No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default occurring under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

Section 17.4         Notice of Lease Default.  Lessee agrees to furnish to Lessor, promptly upon any executive officer of Lessee acquiring actual knowledge thereof, written notice of any condition which constituted or constitutes a Lease Default under this Lease, describing such condition and the nature and status thereof.

Section 17.5         Lessee’s Duty to Return Equipment upon Default.  If Lessor shall terminate the leasing of any or all Units pursuant to this Section 17 and shall have provided to Lessee the written demand specified in Section 17.1(b) with respect to such Units, Lessee shall forthwith deliver possession of and return such Units to Lessor in accordance with Section 9.1 (except where Lessor has received all amounts payable by Lessee pursuant to any notice provided by Lessor under Section 17.1(e)(ii)).  All Units returned shall be in the condition required by Sections 9.1 and 9.2.

Section 17.6         Specific Performance; Lessor Appointed Lessee’s Agent.  The obligations of Lessee pursuant to Section 17.5 to comply with the requirements of Sections 9.1 and 9.2 are of the essence of this Lease and, upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of such obligations.  Without in any way limiting the obligation of Lessee under the provisions of Section 17.5, Lessee hereby irrevocably appoints Lessor as the agent and attorney of Lessee, with full power and authority, at any time while Lessee is obligated to deliver possession of any Units to Lessor pursuant to this Section 17.6, to demand and take possession of such Unit in the name and on behalf of Lessee from whosoever shall be at the time in possession of such Unit.

SECTION 18.             Lessee’s Indemnities.

Section 18.1.           Taxes.

(a)           Payment of Taxes:  Lessee covenants and agrees to pay to the appropriate taxing authority other than as provided in Section 6.5, and discharge before the same become delinquent, all taxes, fees, or other charges of any nature whatsoever, without pro-ration, together with any related interest or penalties (“Impositions”) now or hereafter imposed, assessed or payable during the term of the Lease including any extension thereof (including any holdover) (or an Imposition relating to a record date or status date that fell within the term of the Lease including any extension thereof or is otherwise associated with Lessee’s leasing, possession or use of the Lease Equipment) against Lessor, Lessee or the Lease Equipment by any Federal, state, county or local government or taxing authority upon or with respect to (i) the Lease Equipment or any Unit, (ii) upon the leasing, ordering, purchase, sale, ownership, use, operation, return or other disposition thereof, (iii) the Obligations, or (iv) the leasing of the Lease Equipment, excepting only federal, state and local taxes measured by the Net Income of Lessor or any franchise tax upon Lessor measured by Lessor’s capital, capital stock or net worth.  Because the payment due date or reimbursement date for an Imposition may occur after the expiration or termination of the term of this Lease, it is understood and agreed that Lessee’s liability for such Impositions shall survive the expiration or termination of the term of this Lease.

(b)           Billing.  Lessee shall, to the extent permitted by law, cause all Impositions to be billed to Lessee.  Lessee shall, at its expense, timely file all forms and returns and timely do all things required to be done in connection with the levy, assessment and payment of any impositions, and Lessor hereby appoints Lessee as Lessor’s attorney-in-fact where necessary for such purposes.  Lessee shall submit written evidence to Lessor of the payment of all Impositions required to be paid by Lessee hereunder promptly after such payment.  Notwithstanding the foregoing, Lessor in its sole discretion, may pay any Imposition itself or file any forms or returns with respect thereto.  If Lessor pays any Imposition, Lessee shall, when billed, reimburse Lessor for such payment.

(c)           Contest.  Lessee may contest any Imposition by appropriate legal proceedings; provided the nonpayment of such Imposition thereof, or such proceedings, will not, in the opinion of counsel for Lessor, adversely affect the title, property interest or rights of Lessor in the Lease Equipment; and provided further that, if requested by Lessor, Lessee has given to Lessor security, sufficient in form and amount in Lessor’s reasonable judgment, to fully satisfy the amount of the contested Imposition.

Section 18.2.           General Indemnification and Waiver of Certain Claims.

(a)           Claims Defined.  For the purposes of this Section 18.2, the term “Claims” shall mean any and all costs, expense, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 18.2, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.  “Claims” shall include all Claims brought by or on behalf of any Person, including but not limited to officers, employees, agents, independent contractors, employees of independent contractors, parents, subsidiaries and affiliates of Lessee.

(b)           Indemnified Person Defined.  For the purposes of this Section 18.2, “Indemnified Person” means Lessor and its partners, officers, employees, successors and permitted assigns, agents and servants.

(c)           Claims Indemnified.  Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims directly or indirectly resulting from or arising out of or alleged to result from or arise out of (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):

(i)                                     this Lease or any of the transactions contemplated hereby or any Unit or the ownership, lease, operation, possession, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, rebuild, refurbishment, storage, alteration, transfer or other application or disposition, return, overhaul, testing, servicing, replacement, permitting or registration or any other authorization by a Governmental Authority of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations, or the discharge, spillage, release or escape of Hazardous Substances or damage to the environment (including, without limitation, clean-up costs, response costs, costs of corrective actions and natural resource damages) whether assessed by any Governmental Authority or any other Person) whether or not in compliance with the terms of this Lease, or by any of the commodities, items or materials from time to time utilized in or processed though any Unit, whether or not in compliance with the terms of this Lease, or by the inadequacy of any Unit or deficiency or defect in any Unit or by any other circumstances in connection with any Unit, or by the performance of any Unit or any risks relating thereto, or by any interruption of service, loss of business or anticipated profits or consequential damages;

(ii)                                  the acquisition, construction, manufacture, financing, refinancing, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement);

(iii)                               any act or omission (whether negligent or otherwise) or any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, Lessee under this Lease, or the falsity of any representation or warranty of Lessee in this Lease or in any document or certificate delivered in connection therewith; or

(iv)                              any violation of law, rule, regulation or order by Lessee or any sublessee or their respective directors, officers, employees, agents or servants.

(d)           Insured Claims.  In the case of any Claim indemnified by Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to this Lease or otherwise, each Indemnified Person agrees to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

(e)           Claims Procedure.  An Indemnified Person shall, after obtaining knowledge thereof, promptly notify Lessee of any Claim as to which indemnification is sought; provided the failure to give such notice shall not release Lessee from any of its obligations under this Section 18.2, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person shall have a material adverse affect on Lessee’s ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessee hereunder.  Lessee shall, after obtaining knowledge thereof, promptly notify each Indemnified Person of any indemnified Claim affecting such person.  Subject to the provisions of the following paragraph, Lessee shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided Lessee shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such indemnified Person shall reasonably request.  Upon the request of Lessee, the Indemnified Person which is the subject of any Claim will cooperate in all reasonable respects, at no expense to such Indemnified Person, in the defense thereof.

Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to control and assume responsibility for the defense of such claim or liability if (i) a Lease Event of Default shall have occurred and be continuing, (ii) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Lien which is adequately bonded to the satisfaction of such Indemnified Person) on any Unit, (iii) the amounts involved, in the good faith opinion of such Indemnified Person, are likely to have a materially adverse effect on the business of such Indemnified Person other than the ownership, leasing and financing of the Units, (iv) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (v) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person.  In the circumstances described in clauses (i) - (v) above, the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of Lessee.  In addition, any Indemnified Person may participate in any proceeding controlled by Lessee pursuant to this Section 18.2, at its own expense, in respect of any such proceeding as to which Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 18.2, and at the expense of Lessee in respect of any such proceeding as to which Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 18.2.  Lessee may in any event participate in all such proceedings at its own cost.  Nothing contained in this Section 18.2 shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

(f)            Subrogation.  If a Claim indemnified by Lessee under this Section 18.2 is paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee, Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim.  So long as no Lease Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by Lessee hereunder, it shall promptly pay over the amount reflected (but not in excess of the amount Lessee or any of its insurers has paid) to Lessee.

(g)           Waiver of Stay, Extension or Usury Laws.  Lessee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from performing its obligations as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Lease so long as the Late Rate remains 18% or such lesser amount equal to the maximum amount allowable by Applicable Law; but will suffer and permit the execution of every such power as though no such law had been enacted.

(h)           EXPRESS NEGLIGENCE.  THE INDEMNIFICATION OBLIGATIONS UNDER AND THE PROVISIONS OF THIS SECTION 18.2 SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PERSON.

SECTION 19.             Further Assurances.

Lessee will duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request or as may be required by applicable law or regulation in order to effectively carry out the intent and purpose of this Lease and to preserve and maintain the rights and remedies created or intended to be created in favor of Lessor hereunder, including, without limitation, the execution and delivery of supplements or amendments hereto, subjecting to this Lease any Replacement Unit and, if required to maintain title to the Units in Lessor, the recording or filing of counterparts hereof or thereof in accordance with the laws of any jurisdiction as Lessor may from time to time deem advisable, in each case the cost thereof to be borne and paid by Lessee.

SECTION 20.             Lessor’s Right to Perform.

If a Lease Default or Lease Event of Default shall have occurred and be continuing and Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, after giving not less than five days’ prior notice thereof to Lessee, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with a fee thereon at the Late Rate from such date of payment, to the extent permitted by applicable law, shall be deemed to be Supplemental Rent, payable by Lessee to Lessor on demand.

SECTION 21.             Assignment.

Section 21.1         Assignment by Lessor.  This Lease and/or the Obligations due to Lessor thereunder may be assigned by such Lessor and, if so assigned, the assignee shall have and be entitled to exercise specifically assigned rights and specifically assigned powers of Lessor hereunder, but the assignee shall not be chargeable with any obligations or liabilities of Lessor hereunder or in respect hereof.  Lessee will make all claims concerning the Units to the manufacturer or supplier of such Units and not with or against Lessor’s assignee hereunder, and Lessor’s assignee shall have no liability or obligation arising out of any such claim and Lessee covenants that it will not assert against any assignee of Lessor any defense, counterclaim or offset on account of breach of warranty or otherwise including in any action for payment of Rent or other amounts due hereunder or for possession of the Units brought by any assignee of Lessor.  Any payment of Rent or other payment by Lessee to such assignee shall be in full satisfaction of Lessee’s obligation to make such payment under this Lease, but Lessee shall be under no obligation to make any payment to any such assignee until Lessor shall give Lessee written notice to make such payment to such assignee.  In the event of any assignment or grant of a Lien by Lessor, promptly following request Lessee shall execute and deliver to Lessor an Acknowledgment Agreement substantially in the form of Exhibit B.

Section 21.2         Assignment by Lessee.  LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH CONSENT MAY BE WITHHELD BY LESSOR IN ITS SOLE DISCRETION), ASSIGN ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER.  UNLESS EXPRESSLY AGREED IN WRITING BY LESSOR, NO SUCH ASSIGNMENT CONSENTED TO BY LESSEE SHALL RELIEVE LESSEE OF ITS OBLIGATIONS HEREUNDER; RATHER, LESSEE SHALL BE JOINTLY AND SEVERALLY LIABLE WITH SUCH ASSIGNEE FOR THE OBLIGATIONS OF THE “LESSEE” UNDER THIS LEASE.

Section 21.3         Sublessee’s Performance and Rights.  Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any permitted assignee or sublessee under an assignment or sublease then in effect and permitted by the terms of this Lease shall constitute performance by Lessee and discharge of such obligation by Lessee.

SECTION 22.             Net Lease, Etc.

This Lease is a net lease and Lessee’s obligation to pay all Obligations and other amounts payable pursuant to the terms and provisions hereof shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance of any character including, without limitation, (a) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right that Lessee may have against Lessor, any Affiliate of Lessor, any vendor or manufacturer of any Unit, or any other Person for any reason whatsoever, (b) any defect in or failure of title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of any Unit, (c) any damage to, or removal, abandonment, requisition, taking, condemnation, loss, theft or destruction of all or any part of any Unit or any interference, interruption, restriction, curtailment or cessation in the use or possession of any Unit by Lessee or any other Person for any reason whatsoever or of whatever duration, (d) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee, Lessor or any other Person, (e) the invalidity, illegality or unenforceability of this Lease or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of Lessee or Lessor, or any other Person to enter into this Lease or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration, (f) the breach or failure of any warranty or representation made in this Lease by Lessee or Lessor or any other Person, (g) the requisitioning, seizure or other taking of title to or use of such Unit by any government or Governmental Authority or otherwise, whether or not by reason of any act or omission of Lessor or Lessee, or any other deprivation or limitation of use of such Unit in any respect or for any length of time, whether or not resulting from accident and whether or not without fault on the part of Lessee, (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, any present or future law to the contrary notwithstanding to the extent permitted by Applicable Law; provided nothing contained in this Section 22 shall prevent Lessee from bringing an action for damages suffered by Lessee as a result of the breach by any Person of any obligation owed by it to Lessee or for equitable relief to obtain compliance with such obligation.  To the extent permitted by Applicable Law, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease with respect to any Unit, except in accordance with the express terms hereof.  Each payment of Rent and any other amounts made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor or any Person for any reason whatsoever except as expressly provided herein.  Nothing contained herein shall be construed to alter Lessee’s obligations (and the limitations thereon) with respect to Taxes, indemnification for which is provided in Section 18 or to waive any claim which Lessee might have under this Lease or otherwise or to limit the right of Lessee to make any claim it might have against Lessor or any other Person or to pursue such claim in such manner as Lessee shall deem appropriate, except in the manners precluded by this Section 22.

SECTION 23.             Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof or (c) in the case of notice by such facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (a) or (b), in each case addressed to Lessor or Lessee (as applicable) at its respective address set forth below or such other address as such Person may from time to time designate by written notice to the other Person;

If to Lessor:

GeoLease Partners, L.P.
c/o CSFB Private Equity, Inc
Eleven Madison Avenue
New York, New York  10010
Attention:  General Counsel
Telecopy:  (212) 892-7551

with a copy to:

Cahill Gordon & Reindel
80 Pine Street
New York, New York  10005
Attention:  John Schuster, Esq.
Telecopy:  (212) 269-5420

If to Lessee:

Geokinetics Inc.
One Riverway, Suite 2100
Houston, Texas  77056
Attention:  Chief Financial Officer
Telecopy:  (713) 850-7330

with a copy to:

Chamberlain, Hrdlicka, White, Williams & Martin
1200 Smith Street, Suite 1400
Houston, Texas  77002-4310
Attention:  James J. Spring, III, Esq.
Telecopy:  (713) 658-2553

SECTION 24.             Purchase Options.

Section 24.1         Election to Retain or Return Equipment at End of Basic Term.  Not less than 90 days prior to the end of the Basic Term, Lessee shall give Lessor irrevocable written notice of its decision to return or retain all of the Units at the end of the Basic Term.  If Lessee fails to timely give the notice required by this Section 24.1, Lessee shall be deemed to have irrevocably elected to return all of the Units at the end of the Basic Term.  Any notice given by Lessee pursuant to this Section 24.1 shall be irrevocable.

Section 24.2         Purchase Option.  Provided that no Lease Default or Lease Event of Default shall have occurred and be continuing either at the time of notice pursuant to Section 24.1 or the expiration of the Basic Term (unless Lessor shall have waived such Lease Event of Default or Lease Default solely for the purpose of this Section 24.2) and Lessee shall have duly given the notice required by Section 24.1, Lessee shall have the right and, upon the timely giving of such notice or the failure to timely give such notice under Section 24.1, the obligation to purchase all of the Units at the expiration of the Basic Term at a price equal to the Fair Market Sales Value of the Units as of the Basic Term Expiration Date.  Payment of the purchase price, together with all other amounts due and owing by Lessee under this Lease, shall be made at the place of payment specified in Section 6.4 in immediately available funds against delivery of a bill of sale transferring and assigning to Lessee all right, title and interest of Lessor in and to such Units on an “as-is, where-is, with all faults” basis and without recourse or warranty except against Lessor Liens.  Lessor shall deliver such other documents or releases as Lessee reasonably requests.  Lessor shall not be required to make any other representation or warranty as to the condition of such Units or any other matters, and may specifically disclaim any such representations or warranties.

SECTION 25.             Miscellaneous.

Section 25.1         Merger Covenant.  Lessee shall not consolidate with or merge into any other Person, or permit any other Person to merge into it, or convey, transfer or lease substantially all of its assets as an entirety to any Person unless (i) the Person formed by such consolidation or surviving such merger (if other than Lessee) or the Person that acquires by conveyance, transfer or lease substantially all of the assets of Lessee, as an entirety (the “Successor Entity”), shall execute and deliver to Lessor an agreement containing the assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of this Lease to be performed or observed by Lessee, (ii) immediately prior to and immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred, whether as a result of such consolidation or merger or such conveyance, transfer or lease or otherwise, (iii) Lessee shall have made all filings necessary or appropriate in the reasonable opinion of Lessor in order to preserve and protect the rights of Lessor under this Lease, (iv) the financial condition of the Successor Entity immediately after the consummation of such consolidation, merger or other transaction is equal to or greater than the financial condition of Lessee immediately prior thereto, and (v) there shall have been delivered to Lessor an officer’s certificate of the Successor Entity, and an opinion of counsel (which may be such Persons’ in-house counsel) in form and substance reasonably satisfactory to Lessor, each stating that such consolidation, merger or other transaction mentioned in clause (i) above comply with this Section 25.1 (except that such opinion of counsel shall not be required to address clause (iv) above).  Upon consummation of such consolidation, merger or other transaction, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Lease with the same effect as if such Successor Entity had been named as Lessee herein.

Section 25.2         No Impairment of Warranties.  From and after the Original Effective Date and throughout the Basic Term, Lessee shall not take any action (or fail to take any action) if the result of such action (or failure to act) would abrogate or invalidate or otherwise materially adversely affect the validity of any warranties applicable to the Units that would otherwise be available with respect to the Units.

Section 25.3         Governing Law; Severability.  This Lease and any extensions, amendments, modifications, renewals or supplements hereto shall be governed by and construed in accordance with the internal laws and decisions of the State of Texas.  Whenever possible, each provision of the Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any such lease shall be prohibited by or invalid under the laws of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such lease in any other jurisdiction.

Section 25.4         Execution in Counterparts.  This Lease may be executed in any number of counterparts, each executed counterpart constituting an original, and in each case such counterparts shall constitute but one and the same instrument; provided no security interest in this Lease may be created through the transfer or possession of any counterpart thereof other than the manually executed counterpart marked “Counterpart No. 1 of          ” on the signature page thereof, which counterpart shall constitute the only “original” hereof for purposes of the UCC.

Section 25.5         Headings and Table of Contents; Section References.  The headings of the sections of this Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 25.6         Successors and Assigns.  This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective permitted successors and assigns.

Section 25.7         True Lease.  It is the intent of the parties to this Lease that it will be a true lease and not a “conditional sale,” and that Lessor shall at all times be considered to be

Lessor or owner (as applicable) of each Unit which is the subject of such lease for all purposes, and that such lease conveys to Lessee no right, title or interest in any Unit except as lessee.  Both parties agree that for all purposes, including financial and tax purposes, this Lease will be reported and treated as an operating lease and not a financing lease.  To protect Lessor and its successors and assigns in the event any court or other third party determines that this Lease is a financing arrangement, Lessee has granted to Lessor, pursuant to this Lease, a security interest in and lien upon all of the Units covered by such lease and all replacements and substitutions therefor (including, without limitation, Replacement Units), accessories, attachments, modifications and accessions that are now hereafter affixed thereto or incorporated therein and proceeds (cash and non-cash), insurance proceeds and any all chattel paper, accounts, contract rights and general intangibles arising from the sale, lease or other disposition of such Units.   Lessee shall execute such financing statements and fixture filings as are necessary to perfect the aforesaid security interest in each relevant jurisdiction, in each case at Lessee’s cost.

Section 25.8         Amendments and Waivers.  No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 25.9         Survival.  All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by such party or on the behalf of any such party under this Lease, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the Original Effective Date and the amendment and restatement hereof as of the Effective Date regardless of any investigation made by either such party or on behalf of either such party, and obligation to make payment on the Obligations, to the extent having accrued and not been paid, or relating to or otherwise arising in connection with the transactions contemplated by this Lease, shall survive the expiration or other termination of this Lease.

Section 25.10       Business Days.  If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment (provided any such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

Section 25.11       UCC Original.  To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof, other than the manually executed counterpart hereof marked “Counterpart No. 1 of 2,” which counterpart shall constitute the only “original” hereof for purposes of the Uniform Commercial Code.

Section 25.12       Waiver of Trial by Jury.  EACH PARTY TO THIS LEASE WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND

EACH PARTY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

Section 25.13       Waivers.  NO WAIVER OF ANY PROVISION OF THIS LEASE SHALL DE DEEMED TO BE A CONTINUING WAIVER OF SUCH PROVISION IN THE EVENT THE SAME OR SIMILAR CONDITIONS GIVING RISE TO SUCH WAIVER THEREAFTER OCCUR.

Section 25.14       Release of Liens and Guarantees.  (a)  After the Basic Term Expiration Date and the payment in full of all Obligations, this Lease, along with the guarantees and Liens (both as to Collateral and Lease Equipment) granted hereby, shall terminate.  Lessor shall, at the request and expense of the Obligors, promptly execute and deliver to the applicable Obligor a proper instrument or instruments (including UCC termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Lease, and will duly assign, transfer and deliver to the applicable Obligor (without recourse and without any representation or warranty) such Collateral of such Obligor as may be in the possession of Lessor.

(b)           To the extent that any part of the Collateral is sold by the Obligors in the ordinary course of its business, such Collateral will be sold free and clear of the Liens created by this Lease and Lessor, at the request and expense of the Obligors, will duly assign, transfer and deliver to such Obligor (without recourse and without any representation or warranty) such Collateral of such Obligor so sold or released as may be in the possession of Lessor and has not theretofore been released pursuant to this Lease.

(c)           At any time that any Obligor desires that Lessor take any action to acknowledge or give effect to any release of Collateral pursuant to this Section 25.14, it shall deliver to Lessor a certificate signed by an officer of such Obligor that the release of the respective Collateral is permitted pursuant to this Section 25.14

(d)           Solely to the extent the capital stock of a Guarantor is released from the Lien granted hereby, pursuant to this Section 25.14 and such Guarantor ceases to be a Subsidiary of Lessee, such Guarantor’s guarantee shall be automatically released and all of its obligations under this Lease will be terminated without any further action on the part of the parties hereto.

Section 25.15       Prepayment.  Lessee may prepay, in whole or in part, the Prior Accrued Balance along with any accrued and unpaid interest thereon, without any penalty or premium.  Lessee shall provide reasonable advanced notice to Lessor of any such prepayment.

[signatures on the following page]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered on the day and year first above written.

LESSOR:

GEOLEASE PARTNERS, L.P.

By: Geolease GP, Inc.
its general partner

By:
Name:
Title:

LESSEE:

GEOKINETICS INC.

By:
Name:
Title:

GUARANTORS:

GEOKINETICS PRODUCTION CO., INC.

By:
Name:
Title:

GEOPHYSICAL DEVELOPMENT CORPORATION

By:
Name:
Title:

QUANTUM GEOPHYSICAL, INC.

By:
Name:
Title:

SIGNATURE GEOPHYSICAL SERVICES, INC.

By:
Name:
Title:

Appendix A
Lease Agreement

DEFINITIONS

General Provisions

The following terms shall have the following meanings for all purposes of the Lease to which this Appendix A is attached, unless the context thereof shall otherwise require, and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined.  In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of the Lease, the provisions of the main body of the Lease shall control the construction of such Lease.

Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

“2003 Noteholder” means a holder of Lessee’s 13½% senior secured notes due 2003.

“Affiliate” of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “controlling” and “controlled” shall have meanings correlative to the foregoing.

“After-Tax Basis” shall mean, with respect to any payment received or accrued by any Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person imposed by any taxing authority (taking into account any reduction in available net operating loss), shall be equal to the payment due to such Person.

“Amendment Fee” means $1,000,000 payable to Lessor as described in Section 6.7 in connection with the amendment and restatement of the Old Equipment Lease.

“Applicable Law” means (i) when used other than with respect to a Unit or Units, all then existing applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and all then existing applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the use of the Units) and (ii) when used with respect to a Unit or Units, all then existing laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority applicable to such Unit or Units in the applicable jurisdiction and all then existing judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the use of such Unit or Units) applicable to such Unit or Units in the applicable jurisdiction.

“Back Rent” has the meaning provided in Section 6.6(c).

“Basic Rent” shall have the meaning specified in Section 6.2 of this Lease.

“Basic Term” shall have the meaning specified in Section 6.1 of this Lease.

“Basic Term Commencement Date” shall mean the Original Effective Date.

“Basic Term Expiration Date” shall mean the earliest of (i) April 1, 2004, (ii) a Subsidiary Sale by Lessee or (iii) the declaration of such pursuant to Section 17.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in Texas.

“Change of Control” shall mean when any Person or two or more Persons, acting in concert, acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Lessee (or other securities convertible into such securities) representing forty percent (40%) or more of the combined voting power of all outstanding securities of Lessee entitled to vote in the election of directors; provided, however, that a “Change of Control” shall not exist or arise as a result of the undertaking and/or completion of the Restructuring.

“Claims” shall have the meaning specified in Section 18.2(a) of this Lease.

“Collateral” has the meaning provided in Section 10.1.

“Collateral and Guarantee Requirement” means the requirement that:

(a)           in the case of any person that becomes a Guarantor subsequent to the Effective Date, a Joinder Agreement substantially in the form of Exhibit C, duly executed and delivered on behalf of such Guarantor;

(b)           all outstanding Equity Interests of the Guarantors owned by or on behalf of any Obligor shall have been pledged pursuant to Section 10.2 (except that the Obligors shall not be required to pledge more than 65% of the outstanding voting Equity Interest of any non-U.S. domiciled Subsidiary) and Lessor shall have received certificates or

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other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)           in the event that that there is any departure from the procedures detailed on Appendix A-1, all Indebtedness of any Obligor in an aggregate principal amount that exceeds $100,000 that is owing to any other Obligor shall be evidenced by a promissory note and shall have been pledged pursuant to Section 10.2 and Lessor shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d)           all documents and instruments, including UCC financing statements, required by law or reasonably requested by Lessor to be filed, registered or recorded to create the Liens in the Collateral intended to be created by the Lease and perfect such Liens to the extent required by, and with the priority required by the Lease, shall have been filed, registered or recorded or delivered to Lessor for filing, registration or recording; and

(e)           Each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the granting by it of the Liens hereunder.

 “Common Stock” means the common stock, $0.001 par value per share, of Lessee (following and giving effect to the reverse stock split occurring immediately prior to the Restructuring).

“Control Agreement” shall mean any and all agreements executed in substantially the same form as Exhibit G.

 “Effective Date” shall have the meaning set forth in the preamble of this Lease.

“Environmental Law” means any and all federal, state, local and foreign laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, judgments, decrees, injunctions or agreements with any Governmental Authority, relating to the protection of health or the air, surface water, groundwater, land (including land surface or subsurface), fish, wildlife, biota and any other natural resources and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury or property damage related to or arising out of the presence, Release or exposure to a Hazardous Substance.

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or warrants, options or other rights to acquire such interests.

“Event of Loss” shall have the meaning specified in Section 13.1 of this Lease.

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“Fair Market Rental Value” or “Fair Market Sales Value” with respect to any Unit of Lease Equipment shall mean the cash rent or cash price, respectively, obtainable for such Unit in an arm’s length lease or sale, respectively, between an informed and willing lessee or purchaser, respectively, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be determined by a nationally or industry-wide (with respect to the oil and gas exploration industry) recognized independent appraisal firm in the practice of regularly appraising equipment similar to the Lease Equipment selected by Lessor and reasonably acceptable to Lessor and Lessee.

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-Governmental Authority.

“Guarantor” means each of the Lessee’s Subsidiaries on the Effective Date and/or future Subsidiaries of Lessee that in the future execute a Joinder Agreement to this Lease substantially in the form of Exhibit C in which such Subsidiary agrees to be bound by the terms of this Lease as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor pursuant to Section 25.14.

“Hazardous Substances” shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, (f) defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as “hazardous substances” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.

“Impositions” shall have the meaning specified in Section 18.1 of this Lease.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all obligations of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding any such obligations that constitute trade accounts

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 payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith);

(4)           all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)           guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (1) through (4) above and clause (7) below but, in the case of a guarantee, only to the extent so guaranteed;

(6)           all obligations of any other Person of the type referred to in clauses (1) through (5) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the obligation so secured; and

(7)           all obligations under commodity agreements and interest swap agreements of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness.

“Indemnified Person” shall have the meaning specified in Section 18.2(b) of this Lease.

“Intellectual Property” means, collectively, patents, trademarks, copyrights, licenses and any goodwill related thereto.

“Intercompany Promissory Notes” means all promissory notes, certificated in accordance with the Collateral and Guarantee Requirement, where the maker is an Obligor and the payee is another Obligor.

“Landlord Lien Waiver” shall mean any and all agreements executed in substantially the same form as Exhibit F.

“Late Rate” shall mean, with respect to any Rent or other payment not paid on the date when due, the lesser of (x) 18% per annum and (y) the maximum interest rate from time to time permitted by law.

“Lease” shall mean this Lease Agreement, as amended and restated as of April 30, 2003, as such may be further amended and supplemented from time to time.

“Lease Default” shall mean an event or occurrence that upon the giving of notice or lapse of time or both would constitute a Lease Event of Default.

“Lease Equipment” shall mean the equipment and other properties described in this Lease, together with any and all accessions, additions, improvements and replacements from

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time to time incorporated or installed in any item thereof which are the property of Lessor pursuant to the terms of this Lease.

“Lease Event of Default” shall have the meaning assigned to such term in Section 16 of this Lease.

“Lessee” means Geokinetics Inc., a Delaware corporation.

“Lessor” means Geolease Partners, L.P., a Delaware limited partnership.

“Lessor Liens” means any Lien affecting, on or in respect of any Unit, arising as a result of (i) claims against Lessor, not related to the transactions contemplated by this Lease, or (ii) acts or omissions of Lessor not related to the transactions contemplated by this Lease or in breach of any covenant or agreement of Lessor set forth in this Lease, or (iii) taxes imposed against Lessor or the Unit which are not indemnified against by Lessee pursuant to this Lease.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, attachments, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing) including any agreement to give any of the foregoing.

“Modification” shall have the meaning set forth in Section 12.2 of this Lease.

“Net income” shall have its commonly used meaning under U.S. Generally Accepted Accounting Principles (“GAAP”).

“Non-Severable Modification” shall mean any Modification that is not readily removable without impairing the current and residual value, utility or remaining useful life of the Unit immediately prior to removal of such Modification, other than in a de minimis nature.

“Obligations” means Lessee’s obligations to pay Basic Rent, the Prior Accrued Balance, plus accrued and unpaid interest thereon and Supplemental Rent, if any.

“Obligor” shall have the meaning ascribed to it in the preamble hereto.

“Old Equipment Lease” shall have the meaning set forth in the preamble of this Lease.

“Other Collateral Agreements” shall mean any Control Agreements, Landlord Lien Waivers and any additional documents Lessor deems reasonably necessary to effectuate securing the Collateral.

“Original Effective Date” means October 1, 1999.

“Perfection Certificate”  means the perfection certificate to be completed by the Obligors substantially in the form of Exhibit E hereto.

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“Permitted Capital Lease Obligation” shall have the meaning ascribed to it in Section 17.7.

“Permitted Contest” means actions taken by a Person to contest in good faith and by appropriate proceedings diligently conducted, the legality, validity or applicability to any Unit of any Applicable Law; provided such contest could not reasonably be expected to (i) interfere (other than in a de minimis respect) with the use, possession, operation or return of any Unit or (ii) create a material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent or (iii) expose Lessor to criminal sanctions or (iv) relieve Lessee of the obligation to return the Unit in compliance with the provisions of this Lease.

“Permitted Indebtedness” shall have the meaning set forth in Section 5.2(g) of this Lease.

“Permitted Liens” means the following types of Liens:

(1)           inchoate Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Lessee or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           judgment Liens not giving rise to a Lease Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)           easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Lessee or any of its Subsidiaries;

(6)           any interest or title of a lessor under any Permitted Additional Obligation or operating lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such Permitted Additional Obligation or operating lease;

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provided, however, that (i) any such purchase money Indebtedness shall not exceed the purchase price or other cost of or investment in the property subject thereto and shall not be secured by any property of the Obligor other than the property subject thereto and (ii) the Lien securing any such purchase money Indebtedness shall be created prior to or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property;

(7)           Liens securing Permitted Indebtedness;

(8)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Lessee or any of its Subsidiaries, including rights of offset and set-off;

(11)         leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Obligors;

(12)         banker’s Liens, rights of setoff and similar Liens with respect to cash and cash equivalents on deposit in one or more bank accounts in the ordinary course of business;

(13)         Liens arising from filing UCC financing statements regarding operating leases not related to this Lease;

(14)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(14)         Liens existing on the Effective Date listed on Schedule 6 to the Perfection Certificate;

(15)         Liens securing obligations with respect to operating leases and guarantees thereof, provided that such Liens do not extend to or cover any property of Lessee or any of its Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

(16)         Liens created under this Lease and Other Collateral Documents;

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(17)         deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)         rights of a licensor of intellectual property; and

(19)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Lessee or any of its Subsidiaries in the ordinary course of business.

Notwithstanding the foregoing, with respect to Collateral, “Permitted Lien” shall not include the Liens described in clauses (3), (9), (13) and (17) through (19).  With respect to Collateral, “Permitted Lien” shall be subject to the provisions of Section 5(2)(1) hereof.

“Person” shall mean an individual, partnership, corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

“Prior Accrued Balance” shall have the meaning set forth in Section 6.6(a) of this Lease.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing of a Hazardous Material into the air, surface water, groundwater, land (including land surface or subsurface), fish, wildlife, biota or any other natural resources.

“Rent” shall mean all Basic Rent and Supplemental Rent.

“Rent Payment Date” or “Payment Date” shall mean each monthly payment date of each year occurring during the Basic Term as specified in Section 6 of this Lease; provided, if any such date shall not be a Business Day, then “Rent Payment Date” or “Payment Date” shall mean the next succeeding Business Day.

“Replacement Unit” shall mean any Unit which shall have been substituted for another such Unit of the same type and leased under this Lease.

“Required Modification” shall have the meaning set forth in Section 12.1 of this Lease.

“Residual Amount” means up to 2,848,823 shares of Common Stock not subscribed for by Lessee’s 2003 Noteholders plus up to $135,000 in cash not distributed to Lessee’s 2003 Noteholders in lieu of Common Stock, each as provided in the Restructuring Agreement such that, assuming a per share price of $0.04739, the aggregate value of all Common Stock and cash received as the Residual Amount equals $135,000.

“Restructuring” shall have the meaning set forth in the recitals to this Lease.

“Restructuring Agreement” shall have the meaning set forth in the recitals of this Lease.

“Securities” shall mean the Equity Interests and any Intercompany Promissory Notes pledged pursuant to the Lease.

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“Severable Modification” shall mean any Modification that is readily removable without causing material damage to any Unit and without diminishing the current or expected residual value, utility or useful life of such Unit below the current and residual value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of this Lease, other than of a de minimis nature.

“Subsidiary” of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

“Subsidiary Sale” shall mean the sale by Lessee of (i) substantially all of the assets of or the amount of securities representing more than fifty percent (50%) of the combined voting power of all outstanding securities of Quantum Geophysical, Inc., a Texas corporation and a wholly owned Subsidiary of Lessee.

“Successor Entity” shall have the meaning set forth in Section 25.1 of this Lease.

“Supplemental Rent” shall mean all amounts, liabilities and obligations (other than Basic Rent and the Prior Accrued Balance and any interest thereon) which Lessee assumes or agrees to pay under this Lease to or on behalf of any of the other parties thereto.

“Taxes” means any and all new or existing governmental or quasi-governmental taxes, assessments, levies, assessments, imposts, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including income, gross receipts, franchise, sales, use, property, excise, profits, capital, Btu or energy, gathering, transport, pipeline, utility, employment, stamp, transfer, interest equalization mortgage, intangible, license, filing, recording and activity fees or charges together with any and all penalties, fines, additions or interest thereon.

“UCC” means the Uniform Commercial Code as in effect on the Effective Date in the State of New York; provided, however, that if by reason of mandatory provisions of law the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unit” shall mean a unit or item of Lease Equipment.

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Appendix A-1 to Lease Agreement

Advances

Cash coming into subsidiaries is swept daily into the Geokinetics Inc. account.  Funds are provided to subsidiaries on an as-needed basis.  Intercompany debits or credits are eliminated in consolidation on a monthly basis.

Schedule 2 to Lease Agreement

Equipment

Schedule 5.2 to Lease Agreement

Current Indebtedness

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date
Note to Financial Institution (Benefit Life)	$1,978,386	Mach 1, 1996	Prime + 1.5%	March 1, 2006
Capital Lease with TerraByte Data Systems, Ltd.	$83,462	August 7, 2001	12%	July 1, 2003
Capital Lease with TerraByte Data Systems, Ltd.	$120,301	July 30, 2002	12%	May 15, 2004
Capital Lease with TerraByte Data Systems, Ltd.	$56,923	Sept. 1, 2002	12%	Feb. 1, 2004
Capital Lease with TerraByte Data Systems, Ltd.	$42,008	Sept. 1, 2002	12%	Aug. 1, 2004
Capital Lease with TerraByte Data Systems, Ltd.	$12,011	Nov. 4, 2002	12%	Oct. 4, 2004

Schedule 10 to Lease Agreement

Other Liens

Schedule 14.1 to Lease Agreement

Insurance

At all times during the term of the Lease and until the Units are returned to Lessor in accordance with Section 9.1, Lessee shall at its costs and expense, maintain or cause to be maintained valid and enforceable insurance of the following character:

(i)                                     “all risks” property insurance covering the Units and all replacements and additions thereto, and all other property which constitute part of the Units in a manner consistent with insurance maintained by prudent owners or operators of assets similar to the Units and in any event in amounts not less than the greater of (a) the actual replacement cost of the Units and (b) the [Retirement Amount] applicable to the Units.

(ii)                                  public liability insurance covering legal liability against claims for bodily injury, death or property damage, occurring on, in or about the facilities at which the Units are located and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use and operation of such facilities or as a result of materials manufactured, processed, constructed or sold, or services rendered from such facilities or the Units in the minimum amount of $1,000,000 and with umbrella excess liability coverage in the amount of $5,000,000.  Coverage shall include “premises/operations”, “independent contractors”, and “blanket contractual” liabilities.

(iii)                               insurance during the course of any construction or repair or modification of any Units against “all risks”, including collapse and transit coverage, covering the total value of work performed and equipment, supplies and materials furnished, in an amount equal to the greater of (a) the actual replacement cost of such Units and (b) the [Retirement Amount] applicable to the Units.

(iv)                              worker’s compensation insurance (or other similar insurance or self-insurance program permitted and in compliance with Applicable Laws) covering all Persons employed in connection with any work done on or about or with the Units with respect to which claims for death or bodily injury could be asserted against Lessor.

(v)                                 such other insurance, in such amounts, against such risks, and with such other provisions as is customarily and generally maintained by operators of similar properties of a financial standing similar to Lessee, including war risk insurance (at and during such times and at such locations as war risk insurance is commonly obtained in the case of property similar to the Units), when and to the extent obtainable.

Lessee may self-insure up to the amount of $100,000 with respect to such risks described in clauses (i), (ii) and (iii) above.

Such insurance shall be written by reputable insurance companies of recognized financial standing and which are legally qualified to issue such insurance and shall name Lessee as insured and Lessor as additional insured with respect to insurance described in clause (ii) and, to the extent applicable, clause (v) above, and shall name Lessor as loss payee, for distribution to itself and Lessee, as their interests may appear, with respect to insurance described in clauses (i), (iii) and, to the extent applicable, clause (v) above.  Lessee shall obtain such insurance policies from insurance companies with a General Policy Rating of A:X or better in Best’s Key Rating Guide.  Such insurance may be obtained by Lessee by endorsement on its blanket insurance policies, provided that the Units shall be separately scheduled so that no loss at any other property shall reduce the amount payable with respect to the Units.  All liability policies shall be provided on an occurrence policy language form with no punitive damage exclusion and with an unlimited claim discovery period.  Each policy shall contain a waiver of subrogation against the Indemnified Persons.  Lessee shall be responsible for any obligation incurred as a result of any self-retention or deductible application.

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EXHIBIT A

Certificate of Acceptance

Re:                               Lease Agreement dated                               , 2003, executed by GeoLease Partners, L.P. and Geokinetics Inc. (the “Lease”).

The undersigned, an authorized officer of Geokinetics Inc., Lessee, certifies that each Unit of Equipment described on Schedule 2 of the Lease has been accepted by Geokinetics Inc. for all purposes.

Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the above referenced Lease Agreement.

EXECUTED as of                                                 .

GEOKINETICS INC.

By:

Name:

Title:

EXHIBIT B

Acknowledgment Agreement

Re:                               Lease Agreement dated                                   , 2003 (the “Lease”) between GeoLease Partners, L.P., as Lessor, and Geokinetics Inc., as Lessee.

Lessor hereby gives notice to Lessee that the Lease will be assigned by Lessor to the party identified below (the “Assignee”).  Until otherwise instructed in writing, Lessee is hereby instructed to make all payments of Rent under the Lease to:

As a material inducement to Assignee to consummate the assignment referenced above, Lessee hereby acknowledges and agrees that:

(i)                                     the Lease is in full force and effect and Lessee is not in default thereunder;

(ii)                                  Lessee’s obligation to make all Rent Payments as set forth in the Lease is unconditional and it will make all of said payments, without any right of setoff, defense or counterclaims, as provided in Section 6 of the Lease;

(iii)                               Assignee shall enjoy all of Lessor’s right and privileges under the Lease but shall not be chargeable with any obligations or liabilities under the Lease except to the extent expressly assumed in writing by Assignee; and

(iv)                              any notice which Lessee is required to give Lessor under the Lease shall be sent to Assignee.

This Acknowledgment Agreement may be executed in counterparts.

The parties have executed this Acknowledgment Agreement as of this        day of                   ,            .

LESSEE:

GEOKINETICS INC.

By:

Name:

Title:

LESSOR:

By: GeoLease, GP, Inc.,
its General Partner

By:

Name:

Title:

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